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EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS - ERNST & YOUNG LLP

      We consent to the incorporation by reference in the shelf Registration Statement (Form S-3 No. 333-42028) and the Registration Statement (Form S-4 No. 333-57987) of Clear Channel Communications, Inc. and related prospectuses of our reports dated February 18, 2002 with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

      We also consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Clear Channel Communications, Inc. Nonqualified Stock Option Plan (No. 33-59772); the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan, the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, the Clear Channel Communications, Inc. Directors' Nonqualified Stock Option Plan; the Option Agreement for Officer (No. 33-64463); the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. (No. 333-29717); the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (No. 333-61883) and the Clear Channel Communications, Inc. Employee Stock Purchase Plan (No. 333-30784); various other non-qualified stock option agreements and warrants assumed by Clear Channel Communications, Inc. in connection with the merger with AMFM Inc. (No. 333-45126); the Eller Media Company 401(k) Plan (No. 333-49702); the Universal Outdoor, Inc. Salary Reduction Profit Sharing Plan (No. 333-49704); the Clear Channel Communications, Inc. 401(k) Savings Plan (No. 333-49698); the Clear Channel Communications, Inc. 2001 Stock Incentive Plan (No. 333-74330); the Clear Channel Communications, Inc. Nonqualified Deferred Compensation Plan (No. 333-74332); and the SFX Entertainment Profit Sharing and 401(k) Plan (333-74430) of our reports dated February 18, 2002 with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

      We also consent to the incorporation by reference in the post-effective amendments to the Registration Statements (Forms S-4) on Form S-8 pertaining to various stock plans, stock option plans, and non-qualified stock option agreements assumed by Clear Channel Communications, Inc. in connection with the merger with Jacor Communications, Inc. (No. 333-72839); non-qualified stock option agreements and stock option agreements pursuant to a stock award plan, a long-term incentive plan, and stock option plans assumed by Clear Channel Communications, Inc. in connection with the merger with AMFM Inc. (No. 333-32532); and various agreements, including option agreements, employment agreements and stock option agreements pursuant to stock option plans, stock option and restricted stock plans, and a deferred stock ownership plan assumed by Clear Channel Communications, Inc. in connection with the merger with SFX Entertainment, Inc. (No. 333-38582) of our reports dated February 18, 2002 with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

      We also consent to the incorporation by reference in the Post-effective Amendment No. 2 to the Registration Statement (Form S-4) on Form S-3 pertaining to the Jacor Liquid Yield Option Notes (TM) and common stock purchase warrants (No. 333-72839) of Clear Channel Communications, Inc. and related prospectus of our reports dated February 18, 2002 with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.
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      We also consent to the incorporation by reference in the Registration
Statement (Form S-4 No. 333-74196) of Clear Channel Communications, Inc. and related prospectus of our reports dated February 18, 2002, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                        /s/ Ernst & Young LLP
San Antonio, Texas
                                        March 18, 2002